UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2003

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009

(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

176 South Street, Hopkinton, MA	01748

(Address of principal executive offices)	(Zip code)

(Registrant's telephone number, including area code): (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Item 5. Other Events

On December 15, 2003, EMC Corporation and VMware, Inc. issued a joint press release announcing the execution of a definitive agreement for EMC Corporation to acquire VMware, Inc. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Press Release of EMC Corporation and VMware, Inc. dated December 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier

Name:	Paul T. Dacier
Title:	Senior Vice President and General Counsel

Date: December 16, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of EMC Corporation and VMware, Inc. dated December 15, 2003

Exhibit 99.1

EMC News Release

EMC to Acquire VMware, Advancing Convergence of Server and Storage Virtualization

Hopkinton, Mass., and Palo Alto, Calif.- Monday, December 15, 2003

EMC Corporation (NYSE: EMC), the world leader in information storage and management, today announced that it has signed a definitive agreement to acquire Palo Alto-based VMware, Inc., a rapidly growing, privately held software company and the world leader in Intel-based virtual computing software, in a cash transaction valued at approximately $635 million. The acquisition is subject to customary closing conditions and regulatory approvals, and is expected to be completed early in the first quarter of 2004.

The acquisition of VMware will play a key role in EMC’s strategy to help customers lower their costs and simplify their operations by deploying virtualization technologies across their heterogeneous IT infrastructure to create a single pool of available storage and computing resources. This “Virtual Information Infrastructure” will enable organizations to dynamically configure and reconfigure their compute and storage environments with no downtime as their business needs change. EMC expects VMware’s leadership in server virtualization, together with EMC’s innovation in storage virtualization, will serve as a strong foundation for next-generation information lifecycle management solutions.

VMware’s technology enables multiple operating systems — including Microsoft Windows, Linux and NetWare — to run simultaneously and independently on the same Intel-based server or workstation and dynamically move live applications across systems with no business disruption. These “virtual machines” integrate seamlessly into existing physical infrastructures and management frameworks, allowing users to see resources as if they were dedicated to them, while administrators manage and optimize those resources globally across the enterprise.

Joe Tucci, EMC President and CEO, said, “Customers want help simplifying the management of their IT infrastructures. This is more than a storage challenge. Until now, server and storage virtualization have existed as disparate entities. Today, EMC is accelerating the convergence of these two worlds.”

“We’ve been working with the talented VMware team for some time now,” Tucci continued, “and we understand why they are considered one of the hottest technology companies anywhere. With the resources and commitment of EMC behind VMware’s leading server virtualization technologies and the partnerships that help bring these technologies to market, we look forward to a prosperous future together.”

Diane Greene, VMware President and CEO, said, “This combination is a natural fit. Beyond the obvious product synergies, EMC’s leadership in advancing open standards and its relationships with the leading IT players will foster ongoing innovation and industry-wide cooperation. VMware will continue its deep relationships with the world’s leading server and storage vendors as well as ISVs and systems management providers to jointly develop useful innovation for our customers.”

VMware software is used today by thousands of companies worldwide to consolidate underutilized servers, reduce server-provisioning time from weeks to tens of seconds, dynamically move application workloads across servers and workstations without service interruption, and eliminate downtime for hardware maintenance, deployment, or migration.

Upon completion of the acquisition, EMC expects to take a charge of approximately $15 to $20 million in the first quarter of 2004 for the value of VMware’s in-process research and development costs and other integration expenses. Including the aforementioned charges, the transaction is expected to be dilutive in the first quarter of 2004 by $0.01 per diluted share and is not expected to impact EPS for the full 2004 fiscal year. EMC expects the addition of VMware to be accretive to EPS by $0.01 in fiscal year 2005.

Upon completion of the acquisition, EMC plans to operate VMware as a software subsidiary of EMC, headquartered in Palo Alto and led by Diane Greene, VMware’s current President and CEO. VMware will remain focused on developing, selling and servicing VMware’s products and solutions.

EMC President and CEO Joe Tucci, VMware President and CEO Diane Greene, and EMC Executive Vice President and Chief Financial Officer Bill Teuber will discuss the acquisition on a conference call for financial analysts, investors and the news media at 5:00 p.m. EST, today. The call will be webcast with supporting slides at http://www.emc.com/IR_Tech_presentation.

About VMware
VMware is the global leader in virtual infrastructure software for Intel-based systems. The world’s largest companies use VMware solutions to simplify their IT, fully leverage their existing computing investments and respond faster to changing business demands. VMware is based in Palo Alto, California, and conducts business in more than 100 countries worldwide. For more information, visit www.vmware.com.

About EMC
EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

For more on EMC news, events, and recent media coverage visit the news section of EMC.com. Note to editors: For further information about this release contact EMC Public Relations at pr@emc.com

EMC is a registered trademark of EMC Corporation. Other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with strategic investments and acquisitions, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the recent acquisition of LEGATO Systems, Inc., and the announced plans to acquire Documentum and VMware, Inc.; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; (v) insufficient, excess or obsolete inventory; (vi) competitive factors, including but not limited to pricing pressures; (vii) component quality and availability; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s and Documentum’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such-forward looking statements after the date of this release.